Exhibit 99.2

 Fourth Quarter and Full Year 2021 Earnings Presentation  February 24, 2022

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements, which are based on currently available information, operating plans, and projections about events and trends, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated by forward-looking statements include, among others: our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; risks and uncertainties associated with litigation, including any employment, intellectual property, consumer protection, class action and other litigation matters, and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or in government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities; and the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Record origination volume: $96 billion in 2021; $21 billion in the fourth quarter of 2021  Fourth Quarter 2021 Highlights    Financial Performance                  Quarterly net income of $19 million ($0.14 per diluted share); net income of $166 million in 2021    Quarterly total net revenue of $181 million                 Nearly 426,000 servicing customers at end of Q4 2021, up 22% from end of Q4 2020   Servicing portfolio of $128 billion as of December 31, 2021, 45% increase year- over-year                                      Operational Results                               More than 8,000 Broker Partners at quarter end, increase of 2,640 since year-end 2020

Delivering on Key Priorities

Scaling and Optimizing our Business

- Increase momentum of broker partner growth and expansion
- Accelerate productivity and efficiency initiatives
- Enhance partner and customer experience
- Diversify capital markets execution alternatives and enhance liquidity

Fourth Quarter Milestones

- ✓ ***Added 560 broker partners***; added more than 2,600 in 2021, exceeding 8,000 partners
- ✓ ***Reduced quarterly expenses*** by $23 million and continue to lower direct origination cost per loan
- ✓ Ongoing ***rollout of Homepoint Amplify*** broker service model
- ✓ Sold $13.1 billion Ginnie Mae MSR portfolio to ***streamline servicing and bolster liquidity***

Driving Home Point Towards a Baseline Return on Equity Target of At Least 15% in Any Environment

Home Point Capital

4

 Performance Across the Platform in Q4 2021    1  Total Revenue, Net ($mm)  Funded Origination Volume ($bn)  Mortgage Servicing  Customers (‘000)  Portfolio UPB ($bn)  Third Party Partners  # of Broker Partners  # of Third Party Partners1  Includes correspondent and broker partners combined.Return on Equity is calculated as net income for the applicable period divided by average shareholders' equity. Average shareholders' equity for Q4 is the sum of the ending shareholders' equity balances of the trailing two quarters divided by two; the average shareholders' equity for the fiscal year is the sum of the ending shareholders' equity balances of the trailing five quarters divided by five.   20% ROE  91% ROE  Net Income ($mm)  Return on Equity  2

 Fourth Quarter 2021 Financial Results    6  Total revenue, net in the fourth quarter of 2021 of $181 million declined from $454 million year-over-year, due primarily to a lower gain on sale margin, partially offset by an increase in loan servicing fees and the fair market value (FMV) of the mortgage servicing rights (MSR) portfolioTotal expenses of $152 million for the fourth quarter of 2021 were down 32% versus the year-ago quarter and down 13% from the third quarter of 2021. The sequential quarter decrease in total expenses was driven by a 13% reduction in Origination segment direct expenses, a 15% decline in corporate expenses, and a 9% reduction in Servicing segment direct expensesFourth quarter 2021 net income of $19 million, compared to net income of $184 million year-over-year and net income of $71 million in the third quarter of 2021

Funded Volume by Channel

Wholesale Funded Volume
($bn)


$14.1
$19.7
$18.4
$16.4
$15.0
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

Correspondent Funded Volume
($bn)


$8.6
$8.2
$5.7
$3.4
$4.5
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

Direct Funded Volume
($bn)


$1.2
$1.5
$1.4
$1.0
$1.0
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

- Wholesale funded volume of $15 billion in the fourth quarter of 2021, compared to $14.1 billion year-over-year and $16.3 billion in the prior quarter
  - *Wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $4.5 billion in the fourth quarter of 2021 versus $8.6 billion year-over-year and $3.4 billion in the third quarter of 2021; scaled back volume in Q3 and Q4 due to compressed margin environment and capital-intensive nature of the channel
  - *Correspondent channel* provides *opportunistic* source of low-cost customer acquisition to drive scale
- Direct volume of $970 million in the fourth quarter of 2021 compared to $1.2 billion in the year-ago quarter and $1 billion in the prior quarter
  - *Direct channel* established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

Home Point Capital
7

Origination Segment Highlights    2  Fourth quarter Origination segment revenue of $103 million compared to $456 million in the third quarter of 2020 and $184 million in the third quarter of 2021Gain on sale margin attributable to channels, before giving effect to the impact of capital markets and other activity, was 59 basis points in the fourth quarter of 2021, compared to 216 basis points in the fourth quarter of 2020 and 84 basis points in the third quarter of 2021. Fourth quarter contribution margin of $2 million compared to $304 million year-over-year and $67 million in the prior quarterThird party partner relationships reached 8,688 at the end of the fourth quarter of 2021, a 45% increase year-over-year, and an 7% increase versus the prior quarterAdded 2,640 broker partners since the end of the fourth quarter of 2020, and added 560 broker partners since the end of the third quarter of 2021

 Servicing Segment Highlights    3  Loan servicing fees of $84 million in the fourth quarter of 2021 increased from $56 million year-over-year and decreased 9% from the third quarter of 2021Servicing segment adjusted contribution margin in the fourth quarter of 2021 was $31 million, up from $(34) million in the year-ago quarter and $9 million in the prior quarterServicing segment contribution margin was $74 million, versus $(17) million in the year-ago quarter and $86 million in the prior quarter, primarily driven by a $43 million increase in the mark-to-market fair value, net of hedge, of the MSR asset During the fourth quarter of 2021, completed the sale of an MSR loan portfolio serviced for the Government National Mortgage Association (GNMA) with UPB of approximately $13.1 billion; total purchase price was approximately $175 millionServicing portfolio customers of nearly 426,000 at the end of the fourth quarter of 2021 increased 22% versus the prior year and decreased 1% compared to the third quarter of 2021; the sequential quarter decrease in servicing customers was primarily due to the GNMA MSR sale

 Balance Sheet Highlights    10  $555 million of available liquidity at the end of the fourth quarter of 2021, including $171 million of cash and cash equivalents and $384 million of undrawn capacity from MSR line of credit and other credit facilitiesMSR balance of $1.5 billion as of December 31, 2021, up 104% year-over-year, and up 9% from the prior quarterTotal assets of $7.3 billion as of December 31, 2021, compared to $7.4 billion as of December 31, 2020, and $9 billion as of September 30, 2021Book value of $777 million as of December 31, 2021, compared to $928 million as of December 31, 2020, and $761 million at the end of the third quarter of 2021 Total warehouse capacity remains at $7.5 billion as of December 31, 2021

 11  Appendix

 Detailed Income Statement    12  On January 21, 2021, Home Point Capital effected a stock split of its outstanding common stock pursuant to which the 100 outstanding shares were split into 1,388,601.11 shares each, for a total of 138,860,103 shares of outstanding common stock. As a result, all amounts relating to per share amounts have been retroactively adjusted to reflect this stock split.Non-GAAP measures. See non-GAAP reconciliation for a reconciliation of each measure to the nearest GAAP measure.

 Detailed Balance Sheet    13

 Volume & Margin Detail by Channel    14

 Summary Segment Results – By Quarter    15

 Summary Segment Results – By Year    16

 Non-GAAP to GAAP Reconciliations    17

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   18  Non-GAAP Financial Measures